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EXHIBIT 10.44

                              EMPLOYMENT AGREEMENT
                              --------------------

      This Employment Agreement (the "Agreement") is made as of this 27th day of August, 2007, by and between Simulations Plus, Inc., a California corporation (the "Company") and Walter S. Woltosz, an individual (the "Employee") with reference to the following facts:

A. The Company desires to secure the services of the Employee as President and Chief Executive Officer.

B. The Employee agrees to perform such services for the Company under the terms and conditions set forth in this Agreement.

      In consideration of the mutual promises, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the Company and the Employee as follows:

1. REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants that it is empowered under its Articles of Incorporation and Bylaws to enter into this Agreement. The Employee represents and warrants that he is under no employment contract, bond, confidentiality agreement, or any other obligation which would violate or be in conflict with the terms and conditions of this Agreement or encumber his performance of duties assigned to him by the Company. The Employee further represents and warrants that he has not signed or committed to any employment or consultant duties or other obligations which would divert his full attention from the duties assigned to him by the Company by this Agreement.

2. EMPLOYMENT AND DUTIES.

The Company employs the Employee as President and Chief Executive Officer and the Employee hereby accepts such employment (the "Employment"). The Employee agrees that he shall devote his full time, ability, attention, energy, knowledge and skill solely and exclusively to performing all duties as President and Chief Executive Officer of the Company as assigned or delegated to him by the directors and executive officers of the Company.

3. TERM.

Subject to the provisions of Section 5, the term of this Agreement shall extend until August 31, 2009, commencing on the date hereof.

4. COMPENSATION.

In full and complete consideration for the Employment, each and all of the services to be rendered to the Company by the Employee, and each and all of the representations, warranties, covenants, agreements and promises undertaken by the Employee pursuant to this Agreement, the Employee shall be entitled to receive compensation as follows:

4.1. BASE SALARY. The Employee shall receive from the Company a base salary of two hundred fifty thousand dollars ($250,000.00) per year, payable in equal, monthly installments. From each said salary payment the Company will withhold and pay to the proper governmental authorities any and all amounts required by law to be withheld for federal income tax, state income tax, federal Social Security tax, state disability insurance premiums, and any and all other amounts required by law to be withheld from the Employee's salary.

4.2. GRANT OF OPTION. The Employee shall be granted an option under the 2007 Stock Option Plan, exercisable for five (5) years, to purchase fifty (50) shares of Common Stock for each one thousand dollars ($1,000) of net income before taxes that the Company earns at the end of each fiscal year (up to a maximum of fifty thousand [50,000] options over the term of this Agreement) at an exercise price 10% over the market value per share as of the date of grant.
The maximum number of options under this grant shall be adjusted accordingly for any stock split or reverse split after the date of this agreement. Option grants under this agreement shall be issued within ten days after the filing of the annual report (10-K) for the fiscal year for which the option is granted.



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4.3. BENEFITS. Employer shall provide to Employee at the sole cost to Employer, and Employee shall be entitled to receive from Employer, such health insurance and other benefits which are appropriate to the office and position of Employee, adequate to the performance of his duties and not inconsistent with that which Employer customarily provides at the time to its other management employees. Employee's right to vacation and sick leave shall be determined in accordance with the policies of the Company as may be in effect from time to time and as are approved by the Company's Board of Directors. Employee shall have the right to reimbursement of customary, ordinary and necessary business expenses incurred in connection with the rendering of services and performance of the functions required hereunder in accordance with the policies of the Company as may be in effect from time to time and as are approved by the Company's Board of Directors. Such expenses are reimbursable only upon presentation by Employee of appropriate documentation pursuant to the policies adopted by the Company's Board of Directors.

5. TERMINATION OF EMPLOYMENT.

5.1. EXPIRATION OF THE TERM OF AGREEMENT. This Agreement shall be automatically terminated upon the expiration of the term of the agreement as described in paragraph 3 of this Agreement. Upon such termination, the Company shall have no further liability to the Employee for any payment, compensation or benefit whatsoever.

5.2. BY DEATH. This Agreement shall be terminated upon the death of the Employee. The Company's total liability in such event shall be limited to payment of the Employee's salary and benefits through the date of the Employee's death.

5.3. BY DISABILITY. If, in the sole opinion of the Company's Board of Directors, the Employee shall be prevented from properly performing his or her duties hereunder by reason of any physical or mental incapacity for a period of more than 90 days in the aggregate in any twelve month period, then, to the extent permitted by law, his or her employment with the Company shall terminate. The Company's total liability in such event shall be limited to payment of the Employee's salary and benefits through the effective date of termination upon disability.

5.4. FOR CAUSE. The Company reserves the right to terminate this Agreement immediately, at any time, if, in the reasonable opinion of the Company's Board of Directors: the Employee breaches or neglects the duties which he or she is required to perform under the terms of this Agreement; commits any material act of dishonesty, fraud, misrepresentation, or other act of moral turpitude; is guilty of gross carelessness or misconduct; fails to obey the lawful direction of the Company's Board of Directors; or acts in any way that has a direct, substantial and adverse effect on the Company's reputation. The Company's total liability to the Employee in the event of termination of the Employee's employment under this paragraph shall be limited to the payment of the Employee's salary and benefits through the effective date of termination.

5.5. WITHOUT CAUSE. The Company reserves the right to terminate this Agreement without cause for any reason whatsoever upon thirty (30) days' written notice to the Employee. Upon termination under this subsection, the Employee shall receive payment of an amount equal to twelve (12) months of the Employee's base salary or the Employee's base salary for the remaining term of this Agreement, whichever is greater. Other than payment of the amount as described in this paragraph, the Company shall have no further obligation to pay the Employee any other compensation or benefits whatsoever. The Employee hereby agrees that the Company may dismiss him or her under this paragraph 5.5 without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Employee, whether made orally or contained in any document, pertaining to the Employee's relationship with the Company.

5.6. MUTUAL CONSENT. This Agreement shall be terminated upon mutual written consent of the Company and the Employee. The Company's total liability to the Employee in the event of termination of the Employee's employment under this paragraph shall be limited to the payment of the Employee's compensation through the effective date of termination.


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5.7. TERMINATION OF OBLIGATIONS. Upon termination of employment for any reason whatsoever, the Employee shall be deemed to have resigned from all offices and directorships then held with the Company. Termination of employment shall have no effect on the Employee's position(s) on the Company's board of directors. The board of directors and shareholders will determine the Employee's eligibility to continue to serve as a member of the board.

6. RESTRICTIONS ON USE OR DISCLOSURE OF CONFIDENTIAL MATTERS, PROPRIETARY INFORMATION AND TRADE SECRETS.

6.1. During the term of this Agreement, the Employee may be dealing with trade secrets of the Company, including without limitation, customer lists, client contacts, financial information, inventions and processes, all of a confidential nature that are the Company's property and are used in the course of the Company's business. The Employee will not disclose to anyone, directly or indirectly, any of such trade secrets or use them other than as necessary in the course of his duties with the Company. All documents that the Employee prepares, or confidential information that might be given to him or that Employee himself might create in the course of his consultation with the Company, are the exclusive property of the Company. During the term of this Agreement and at any time thereafter, the Employee shall not publish, communicate, divulge, disclose or use any of such information which has been reasonably designated by the Company as proprietary or confidential or which from the surrounding circumstances the Employee knows, or has good reason to know, or should reasonably know, ought to be treated by the Employee as proprietary or confidential without the prior written consent of the Company, which consent may not be unreasonably withheld by the Company.

6.2. In the course of his employment for the Company, Employee will develop a personal relationship with the Company's customers and knowledge of those customer's affairs and requirements which may constitute the Company's only contact with such customers. Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that Employee make the covenants contained herein. Accordingly, Employee agrees that while he is in the Company's employ and for a one (1) year period after the termination of such employment for any reason whatsoever, he will not directly or indirectly:

(a) attempt in any manner to solicit from any customer (except on behalf of the Company) business of the type performed by the Company or to persuade any customer of the Company to cease to do business or reduce the amount of business which any such customer has customarily done or contemplates doing with the Company, whether or not the relationship with the Company and such customer was originally established in whole or in part through Employee's efforts; or

(b) engage in any business as, or own an interest in, directly or indirectly, any individual proprietorship, partnership, corporation, joint venture, trust or any other form of business entity if such business form or entity is engaged in the business in which the Company is engaged;

(c) render any services of the type rendered by the Company to or for any customer of the Company;

(d) employ or attempt to employ or assist anyone else to employ any person who is then or at any time during the preceding year in the Company's employ.

This entire Section 6 shall survive termination of this Agreement.

7. COMPANY PROPERTY.

7.1. Any patents, inventions, discoveries, applications or processes, software and computer programs devised, planned, applied, created, discovered or invented by the Employee in the course of the engagement under this Agreement and which pertain to any aspect of the business of the Company, or its subsidiaries, affiliates or customers, shall be the sole and exclusive property of the Company, and the Employee shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.


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7.2. All records, files, lists, drawings, documents, equipment and similar items relating to the Company's business which the Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement the Employee shall return promptly to the Company all property of the Company in his possession and the Employee represents and warrants that he will not copy, or cause to be copied, printed, summarized or compiled, any software, documents or other materials originating with and/or belonging to the Company, including, without limitation, documents or other materials created by the Employee for, or on behalf of, the Company. The
Employee further represents and warrants that he will not retain in his possession any such software, documents or other materials in machine or human readable form.

7.3. This Section 7 shall survive termination of this Agreement.

8. Outside Activities. During the term of this Agreement, the Employee shall devote his entire productive time, ability and attention to the business of the Company. During the term of this Agreement, the Employee shall not, directly or indirectly, either as an officer, director, employee, representative, principal, partner, shareholder, employee, agent or in any other capacity, engage or assist any third party in engaging in any business competitive with the business of the Company, without the prior written consent of the Company, which consent may be withheld by the Company in its sole and absolute discretion. Following his employment with the Company, the Employee shall not engage in unfair competition with the Company, aid others in any unfair competition with the Company, in any way breach the confidence that the Company has placed in the Employee or misappropriate any proprietary information of the Company.

9. REPORTS. The Employee, when directed, shall provide written reports to the Company with respect to the services provided hereunder.

10. STRICT-LOYALTY. The Employee hereby covenants and agrees to avoid all circumstances and actions which reasonably would place the Employee in a position of divided loyalty with respect to his obligations under this Agreement.

11. ASSIGNMENT. This Agreement may not be assigned to another party by the Employee without the prior written consent of the Company, which consent may be withheld by the Company, in its sole and absolute discretion.

12. ARBITRATION. Except as otherwise provided herein in Section 15.11, any controversy between the Company and Employee in connection with this Agreement, including, without limitation, any dispute or claim arising from the voluntary or involuntary termination hereof, shall be settled by final and binding arbitration in Los Angeles, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgement of such award may be entered in a court of competent jurisdiction. Employee and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other fees and expenses connected with presenting his or its case at arbitration. All other costs of the arbitration, including, without limitation, the costs of any record or transcript of the arbitration proceedings, administrative fees, the fee for the arbitrator and all other fees and costs shall be borne equally by the Company and Employee.

13. COMPANY BYLAWS, DIRECTIONS, POLICIES, PRACTICES, RULES, REGULATIONS AND PROCEDURES. Employee agrees to become and remain thoroughly familiar with each and all of the Company's bylaws, directions, policies, practices, rules, regulations and procedures that relate to the employment and/or to any of Employee's duties and/or responsibilities as an employee of the Company and to abide fully and by each and all of such bylaws, directions, policies, practices, rules, regulations and procedures. During the term of employment, Employee shall be fully bound by and employed pursuant to each and all of the Company's bylaws, directions, policies, practices, rules, regulations and procedures as now in effect or as may be implemented, modified or otherwise put into effect by the Company during the term of employment, regardless of whether such bylaws, directions, policies, practices, rules, regulations and procedures are oral or are set forth in any manual, handbook or other document, and it is solely the responsibility of Employee to become and remain fully aware of and familiar with each and all such directions, policies, practices, rules, regulations and/or procedures. In the event of any conflict between any provision of this Agreement and any provision of the Company's directions, policies, practices, rules, regulations and/or procedures, the provisions of this Agreement govern for any and all purposes whatsoever.


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14. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless from any and all claims, demands, judgments, liens, subrogation or costs incurred by Employee with respect to any shareholder derivative action or other claims or suits against the Company and/or its Board of Directors by individuals, firms or entities not a party to this Agreement to the maximum extent permitted under California law.

GENERAL.

15.1. FURTHER DOCUMENTS. Each party shall execute and deliver all further instruments, documents and papers, and shall perform any and all acts necessary reasonably requested by the other party, to give full force and effect to all of the terms and provisions of this Agreement.

15.2. SUCCESSORS AND ASSIGNS. Except where expressly provided to the contrary, this Agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devises.

15.3. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court or arbitrator to be invalid or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable the remainder Of such provision and any such invalidity or unenforceability shall in no way affect any other provision of this Agreement, the application of any provision in any other circumstance or the validity or enforceability of this Agreement.

15.4. NOTICES. All notices or demands shall be in writing and shall be served personally, telegraphically or by express or certified mail. Service shall be deemed conclusively made at the time of service if personally served, at the time that the telegraphic agency confirms to the sender deliver thereof to the addressee if served telegraphically, 24 hours after deposit thereof in the United States mail properly addressed and postage prepaid, return receipt requested, if served by express Mail, and five days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail. Any notice or demand to the Company shall be given to:

                Simulations Plus, Inc.
                42505 10th Street West
                Lancaster, CA 93534-7059
                (661) 723-7723 Telephone
                (661) 723-5524 Facsimile
                Attention: Corporate Secretary

and any notice or demand to the Employee shall be given to:

                Mr. Walter S. Woltosz 42505 10th
                Street West Lancaster, CA 93534-7059
                (661) 723-7723 Telephone (661)
                723-5524 Facsimile

Any party may, by virtue of a written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be sent.


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15.5. WAIVER. A waiver by any party of any of the terms and conditions of this
Agreement in any one instance shall not be deemed or construed to be a waiver of the term or condition for the future, or of any subsequent breach thereof or of any other term or condition thereof. Any party may waive any term, provision or condition included for the benefit of that party. Any and all waivers shall be in writing.

15.6. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein without regard to its principles of choice of law or conflicts of law. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, the plural shall include the singular and the terms "and" and "or" may be used interchangeably as the context so requires or implies. The title of the sections of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party.

15.7. ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiation of the parties. Each party acknowledges that no representations, inducements or promises, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally.

15.8. THIRD PARTY RIGHTS. The parties hereto do not intend to confer any rights or remedies upon any person other than the parties hereto and those referred to in Section 15.2 hereof so long as any such assignment by Employee was approved by the Company as provided in Section 11 hereof.

15.9. ATTORNEYS' FEES. In the event of any litigation between the parties respecting or arising out of this Agreement, the prevailing party shall be entitled to recover reasonable legal fees and costs, whether or not the litigation proceeds to final judgment or determination.

15.10. PLACE OF LITIGATION. Any litigation between the parties shall occur in the County of Los Angeles, California.

15.11. INJUNCTIVE RELIEF. Since a breach of the provisions of Sections 6, 7, 8 and 10 of this Agreement cannot adequately be compensated by monetary damages, the Company shall be entitled, in addition to any other right and remedy set forth in this Agreement or available to it at law, in equity or otherwise, to seek and obtain from any court of competent jurisdiction immediate temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach, without the posting of any bond or other security therefor, against the Employee and against each and every other person, firm company, joint venture, and/or other entity concerned with and/or acting in concert with the Employee. Any such requirement of bond or other security is hereby expressly waived by the Employee, and the Employee expressly acknowledges that in the absence of such waiver, a bond or other security may be required by the court. The Employee hereby consents to the issuance of such injunction and expressly and knowingly waives any claim or defense that any adequate remedy at law might exist for any such breach or threatened breach. The Employee agrees that the provisions of Sections 6, 7, 8 and 10 of this Agreement are necessary and reasonable to protect the Company in the conduct of the business of the Company.

15.12. COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the agreement between the parties.


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IN WITNESS THEREOF, the parties have executed this Agreement as of the day and year first above written.

"Company"                               SIMULATIONS PLUS, INC.,
                                        a California corporation



                                        By: __________________________
                                            Title:
                                            Date:

"Employee"                              WALTER  S. WOLTOSZ


                                        By: __________________________
                                            Walter S. Woltosz

                                        Date:_________________________

Compensation Committee:
                                        By: /s/ Dr. David Z. D'Argenio
                                            --------------------------
                                            Dr. David Z. D'Argenio

                                        Date: August 27, 2007
                                              ------------------------



                                        By: __________________________
                                            Dr. Richard R. Weiss

                                        Date: ________________________


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